Exhibit 1.1

CORE LABORATORIES N.V.

Up to $60,000,000 of Common Shares

EQUITY DISTRIBUTION AGREEMENT

Dated: June 9, 2022

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EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D	–	Form of Opinion of Company Counsel and Dutch Counsel
Exhibit E	–	Officer’s Certificate
Exhibit F	–	Issuer Pricing Free Writing Prospectus

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Core Laboratories N.V.

Up to $60,000,000 of Common Shares

EQUITY DISTRIBUTION AGREEMENT

June 9, 2022

Wells Fargo Securities, LLC

500 West 33rd Street

New York, New York 10001

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Core Laboratories N.V., a public company with limited liability (naamloze vennootschap) incorporated under Dutch law (the “Company”), confirms its agreement (this “Agreement”) with Wells Fargo Securities, LLC (“Wells Fargo Securities”) and BofA Securities, Inc. (“BofAS”), as follows:

SECTION 1. Description of Securities.

The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through Wells Fargo Securities and BofAS, acting as agent and/or principal (each, an “Agent,” and collectively, the “Agents”), common shares in the capital of the Company, par value €0.02 per share (the “Common Shares” or the “Securities”) having an aggregate sale price of up to $60,000,000 and in any event no more than the number of Common Shares that may be issued under the Company’s authorized share capital included in its Articles of Association from time to time (the “Maximum Amount”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in this Section 1 regarding the number and aggregate sale price of the Securities issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agents shall have no obligation in connection with such compliance. The issuance and sale of the Securities through the Agents will be effected pursuant to the Registration Statement (as defined below) that was filed by the Company and became effective automatically upon filing pursuant to Rule 462(e) under the Securities of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue the Securities. The Company agrees that whenever it determines to sell Securities directly to an Agent as principal it will enter into a separate written agreement containing the terms and conditions of such sale.

The Company has filed, in accordance with the provisions of the Securities Act, with the Commission a registration statement on Form S-3 (File No. 333-245691), including a base prospectus, relating to certain securities, including the Securities to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company will furnish to the Agents, for use by the Agents, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities. The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statements as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

SECTION 2. Placements.

Each time that the Company wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify the applicable Agent (the “Designated Agent”) by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued (the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (provided that the minimum sales price must always be such that sales of Placement Securities cannot result in Net Proceeds (as defined below) being less than the aggregate nominal value of such Placement Securities) (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Company set forth on Exhibit B (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Designated Agent set forth on Exhibit B, as such Exhibit B may be amended from time to time; provided, however, that any offer to sell Securities, any solicitation of an offer to buy Securities, and any sales of Securities shall only be effected by or through a single Agent on any single given day, and the Company shall in no event request that more than one Agent offer or sell Placement Securities pursuant to this Agreement on the same day. If the Designated Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do so for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Designated Agent will, prior to 4:30 p.m. (New York City time) on the business day following the business day on which such Placement Notice is delivered to the Designated Agent, issue to the Company a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and the Designated Agent set forth on Exhibit B, setting forth the terms that the Designated Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Designated Agent until the Company delivers to the Designated Agent an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Company and the Designated Agent set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Designated Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Designated Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 13 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 4 below. The amount of any discount, commission or other compensation to be paid by the Company to the Designated Agent in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Company nor an applicable Agent will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Company delivers a Placement Notice to such Agent and either (i) such Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 3. Sale of Placement Securities by the Designated Agent.

Subject to the provisions of Section 6(a), the Designated Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Designated Agent will provide written confirmation to the Company no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Company to the Designated Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Designated Agent (as set forth in Section 6(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Designated Agent may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Shares or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), the Designated Agent may also sell Placement Securities by any other method permitted by law, including but not limited to in privately negotiated transactions. The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement Securities, and (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Securities as required pursuant to this Agreement. For the purposes hereof, “Trading Day” means any day on which shares of Common Shares are purchased and sold on the principal market on which the Common Shares is listed or quoted.

SECTION 4. Suspension of Sales. The Company or the Designated Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit may be amended from time to time.

SECTION 5. Representations and Warranties.

(a) Representations and Warranties by the Company. The Company represents and warrants to the Agents as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 7(o) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with the Agents, as follows:

(1) Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act pursuant to the Registration Statement. The Registration Statement became effective upon filing under Rule 462(e) under the Securities Act, or, with respect to any registration statement to be filed to register the offer and sale of the Securities pursuant to Rule 462(b) under the Securities Act (a “Rule 462(b) Registration Statement”), will be filed with the Commission and become effective under the Securities Act no later than 10:00 p.m. (New York City time), on the date of determination of the public offering price for the Securities, and no stop order preventing or suspending the use of any base prospectus, the Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus (as defined below), or the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

At the respective times each of the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, and the Registration Statement meets, and the offering and sale of the Securities as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act (including, without limitation, Rule 415(a)(5)). The Registration Statement, as of the date hereof and each effective date with respect thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, as of their respective dates, and at each Applicable Time and Settlement Date, as the case may be, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Company in writing by the Agents expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the Agents’ names (the “Agent Information”).

The copies of the Registration Statement and any Rule 462(b) Registration Statement and any amendments thereto, any other preliminary prospectus, each Issuer Free Writing Prospectus that is required to be filed with the Commission pursuant to Rule 433 and the Prospectus and any amendments or supplements thereto delivered and to be delivered to the Agents (electronically or otherwise) in connection with the offering of the Securities were and will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

Each Issuer Free Writing Prospectus relating to the Securities, as of its issue date and as of each Applicable Time and Settlement Date, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any incorporated document deemed to be a part thereof that has not been superseded or modified, or included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, prevailing at that subsequent time, not misleading. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Agents specifically for use therein.

At the time of the initial filing of the Registration Statement, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), at the time the Company or another offering participant made a bona fide offer (within the meaning, for this paragraph only, of Rule 164(h)(2) of the Securities Act) was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act, including not having been and not being an “ineligible issuer,” as defined in Rule 405 of the Securities Act; and, without limitation to the foregoing, the Company has at all relevant times met, meets and will at all relevant times meet the requirements of Rule 164 for the use of a free writing prospectus (as defined in Rule 405) in connection with the offering contemplated hereby.

Each document incorporated by reference in the Registration Statement or the Prospectus heretofore filed, when it was filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act, and any further documents so filed and incorporated after the date of this Agreement will, when they are filed, conform in all material respects with the requirements of the Exchange Act; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act) and initially became effective not earlier than the date that is three years prior to the date hereof and each other date set forth in the first paragraph of this Section 5(a). The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Securities Act objecting to the use of the automatic shelf registration statement form, and the Securities have been and remain eligible for registration by the Company on an automatic shelf registration statement form.

(2) Prior Written Communications. Any offer that is a written communication relating to the Securities made prior to the initial filing of the Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act) has been filed with the Commission in accordance with the exemption provided by Rule 163 of the Securities Act and otherwise complied with the requirements of Rule 163 of the Securities Act, including without limitation the legending requirement.

(3) Independent Accountants. The accountants who certified the financial statements and supporting schedules incorporated by reference in the Prospectus are independent public accountants as required by the Securities Act, the Exchange Act and the Public Company Accounting Oversight Board (the “PCAOB”).

(4) Financial Statements. The financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; the financial statements of any other entities or businesses included or incorporated by reference in the Registration Statement or the Prospectus, together with the related schedules (if any) and notes, present fairly in all material respects the financial position of each such entity or business, as the case may be, and its consolidated subsidiaries (if any) at the dates indicated and the results of operations, changes in stockholders’ (or other owners’) equity and cash flows of such entity or business, as the case may be, and its consolidated subsidiaries (if any) for the periods specified; and all such financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and comply in all material respects with all applicable accounting requirements under the Securities Act. The supporting schedules, if any, present fairly in all material respects, in accordance with GAAP the information required to be stated therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement and the Prospectus under the Securities Act. All disclosures contained in the Registration Statement or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable. No other financial statements or schedules are required by Form S-3 to be included in the Registration Statement or the Prospectus. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(5) No Material Adverse Change in Business. Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement or the Prospectus, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Shares, in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(6) Good Standing of the Company. The Company has been duly organized and is validly existing as a limited liability company (naamloze vennootschap) in good standing under the laws of the Netherlands (or such equivalent concept to the extent it exists under the laws of the Netherlands) and has limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is not qualified in any other jurisdictions, except where the failure so to qualify or to be in good standing (or such equivalent concept to the extent it exists under the laws of the Netherlands) would not result in a Material Adverse Effect.

(7) Good Standing of Subsidiaries. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization (or such equivalent concept to the extent it exists under the laws of such jurisdictions), has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction (or such equivalent concept to the extent it exists under the laws of such jurisdictions) in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing (or such equivalent concept to the extent it exists under the laws of such jurisdictions) would not result in a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement and the Prospectus, all of the issued and outstanding share capital of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, or encumbrance. None of the outstanding shares of share capital of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity other than (A) the subsidiaries listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 or (B) certain other subsidiaries that, considered in the aggregate as a single subsidiary do not constitute a “significant subsidiary” as defined in Rule 102 of Regulation S-X.

(8) Capitalization. The authorized, issued and outstanding share capital in the Company are as set forth in the Registration Statement and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement and the Prospectus or pursuant to the exercise of options referred to in the Registration Statement and the Prospectus).

(9) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(10) Authorization of Securities. The Securities to be sold by the Company pursuant to this Agreement have been duly authorized for issuance and sale to the Agents pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable (meaning that the holders of the Securities will not by reason of merely being such a holder, be subject to assessment or calls by the Company or its creditors for further payment on such Securities); no holder of the Securities is or will be subject to personal liability by reason of being such a holder; the issuance and sale of the Securities to be sold by the Company pursuant to this Agreement is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person; and the delivery of the Securities being sold by the Company against payment therefor pursuant to the terms of this Agreement will pass valid title to the Securities being sold by the Company, free and clear of any claim, encumbrance or defect in title, and without notice of any lien, claim or encumbrance.

(11) Description of Securities. The Common Shares, the authorized but unissued Preference Shares, and the Company’s Articles of Association conform in all material respects to all of the respective statements relating thereto contained or incorporated by reference in the Registration Statement and the Prospectus and such statements conform in all material respects to the rights set forth in the respective instruments defining the same.

(12) Absence of Violations, Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (A) in violation of its charter, by-laws or similar organizational document, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults that would not, singly or in the aggregate, result in a Material Adverse Effect, or (C) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”), except for such violations that would not, singly or in the aggregate, result in a Material Adverse Effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, and in the Registration Statement and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder has been duly authorized by all necessary corporate action and does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not, singly or in the aggregate, result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the charter, by-laws or similar organizational document of the Company or any of its subsidiaries or (ii) any law, statute, rule, regulation, judgment, order, writ or decree of any Governmental Entity, except, in the case of (ii), for such violations that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(13) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary’s principal suppliers, manufacturers or contractors, which, in either case, would result in a Material Adverse Effect.

(14) Absence of Proceedings. Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, proceeding, or, to the knowledge of the Company, any inquiry or investigation, before or brought by any Governmental Entity now pending or threatened against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement or the Prospectus, or which would reasonably be expected to result in a Material Adverse Effect or materially and adversely affect their respective properties or assets or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; and the aggregate of all pending legal or governmental proceedings to which the Company or any such subsidiary is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(15) Accuracy of Descriptions and Exhibits. The information (A) in the Prospectus under the captions “Description of Share Capital,” “Material U.S. Federal Income Tax Considerations,” “Material Netherlands Income and Estate Tax Considerations” and “Risk Factors,” (B) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 under “Item 1A: Risk Factors” and (C) and the information in the Registration Statement under Item 15, in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of the Company’s charter or bylaws or other instruments or agreements, summaries of legal proceedings, or legal conclusions, is correct in all material respects; all descriptions in the Registration Statement and the Prospectus of any Company Documents are accurate in all material respects; and there are no contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments, agreements or documents required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(16) Possession of Intellectual Property. The Company and its subsidiaries own, possess, have a valid and enforceable license to use, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, invention registrations, invention disclosures, copyrights, copyrightable works, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, trade dress, domain names, social media identifiers and accounts, and other source indicators (and all goodwill associated with any of the foregoing), technology, databases, software and source code and other intellectual property or proprietary rights in any jurisdiction (including any and all issuances and registrations and applications for issuance or registration of any of the foregoing, as applicable) (collectively, “Intellectual Property”) used or held for use in, or otherwise necessary to carry on, the business now operated by them. Neither the Company nor any of its subsidiaries has received any written notice alleging that any Intellectual Property owned by the Company or any of its subsidiaries is invalid, which such invalidity, singly or in the aggregate, would result in a Material Adverse Effect. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) to the knowledge of the Company and its subsidiaries, the business operated by the Company and its subsidiaries does not infringe, misappropriate or otherwise violate the Intellectual Property rights of any third parties, (B) there is no pending, and neither the Company nor any of its subsidiaries has received any written notice or is otherwise aware of any threatened, action, suit, proceeding or claim by any third party (1) alleging that the business operated by the Company and its subsidiaries infringes, misappropriates or otherwise violates the Intellectual Property rights of any third parties, (2) challenging the Company’s or its subsidiaries’ rights in and to their Intellectual Property or (3) challenging the validity, enforceability or scope of the Company’s or its subsidiaries’ Intellectual Property, (C) to the knowledge of the Company and its subsidiaries, there is no infringement, misappropriation or other violation by third parties of any Intellectual Property material to the business of the Company or its subsidiaries, (D) the Company and its subsidiaries, solely and exclusively own all right, title and interest in and to the Intellectual Property owned by them or described as owned by them in the Registration Statement and the Prospectus, and hold all of their rights under all Intellectual Property licensed to them, in each case, free and clear of all liens, encumbrances, defects and other restrictions, other than licenses granted in the ordinary course of the business operated by the Company and its subsidiaries, (E) the Company and its subsidiaries have taken commercially reasonable steps in accordance with customary industry practice to maintain, protect and safeguard their Intellectual Property and protect the confidential information provided to them by any third party and (F) all current and former employees of the Company or its subsidiaries and all other consultants and contractors of the Company or its subsidiaries who contributed to or participated in the development of material Intellectual Property for or on behalf of the Company or its subsidiaries have signed written and enforceable confidentiality and invention assignment agreements with the Company or the applicable subsidiary pursuant to which the Company or the applicable subsidiary has obtained sole and exclusive ownership of such Intellectual Property.

(17) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement or for the due execution, delivery and performance of the Securities, except such as have been already obtained or as may be required under the Securities Act, the Exchange Act, the rules of the NYSE, Euronext Amsterdam Stock Exchange (the “Euronext”), state securities laws or the rules of FINRA.

(18) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. None of the Company or any of its subsidiaries has received any written notice of proceedings relating to the revocation or modification of any Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(19) Title to Property. The Company and its subsidiaries have good and valid title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement and the Prospectus, (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries, or (C) would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement and the Prospectus, are in full force and effect, and none of the Company or any such subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except to the extent that such claims, singly or in the aggregate, would reasonably be expected to result in a Material Adverse Effect.

(20) Investment Company Act. The Company is not required, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement and the Prospectus, will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(21) Environmental Laws. Except as described in the Registration Statement and the Prospectus or would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any applicable federal, state, local or foreign statute, law, rule, common law, regulation, ordinance, code or other legally enforceable requirement or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health (to the extent relating to exposure to Hazardous Materials, as defined below), the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of chemicals, pollutants, contaminants, wastes, toxic substances (including, without limitation, asbestos-containing materials), hazardous substances or petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have and are in compliance with all permits, authorizations and approvals required under any Environmental Laws, and (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law or Hazardous Materials against the Company or any of its subsidiaries, and there are no events or circumstances that would reasonably be expected to result in such matters or otherwise form the basis for an order for clean-up or remediation against or affecting the Company or any of its Subsidiaries related to Hazardous Materials.

(22) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered for sale or sold by the Company under the Securities Act.

(23) NYSE. The outstanding shares of Common Shares and the Securities to be sold by the Company hereunder have been approved for listing, subject only to official notice of issuance, on the NYSE, and are registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Securities under the Exchange Act or delisting any such securities from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

(24) Payment of Taxes. The Company and its subsidiaries have filed all tax returns that are required to have been filed by them except insofar as the failure to file such returns would not, singly or in the aggregate, result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except (a) for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been established by the Company, or (b) to the extent that the failure to pay such taxes would not reasonably be expected to have a Material Adverse Effect.

(25) Insurance. The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such material insurance is in full force and effect. The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Since January 1, 2018, none of the Company or any of its subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

(26) Accounting Controls and Disclosure Controls. The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (E) the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as described in the Registration Statement and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(27) Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(28) Permitted Free Writing Prospectus. The Company has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by the Agents as principal or agent for the Company, other than the Prospectus and any Permitted Free Writing Prospectus reviewed and consented to by the Agents.

(29) Actively Traded Security. The Common Shares is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(30) Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company nor any affiliate of the Company take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act or any other applicable laws and regulations related to market abuse in the Netherlands, the United Kingdom, the European Union (including the Regulation (EU) No 596/2014 of the European Parliament and of the Council of 16 April, 2014 on market abuse and the rules promulgated thereunder (“Market Abuse Regulation”)) and other jurisdictions where the Company or any of its affiliates conduct business.

(31) Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement or the Prospectus are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate in all material respects.

(32) Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable laws and regulations related to bribery and corruption in the Netherlands, the United Kingdom, the European Union and other jurisdictions where the Company or any of its affiliates conduct business, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(33) Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(i) OFAC. Neither the Company nor any of its subsidiaries or, to the knowledge of the Company, after reasonable inquiry, any director or officer, agent, employee, affiliate or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority, including, without limitation, designation on OFAC’s Specially Designated Nationals and Blocked Persons List or OFAC’s Foreign Sanctions Evaders List (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan, Syria, the Crimea Region of the Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic and any other Covered Region of Ukraine identified pursuant to Executive Order 14065) (“Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners, or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions. The operations of the Company and its subsidiaries and, to the knowledge of the Company, its affiliates, have been conducted at all times in compliance with the Sanctions. The Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to ensure, continued compliance with the Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in any dealings or transactions with any person or entity that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(34) Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Company does not have any material lending or other relationship with any bank or lending affiliate of the Agents.

(35) Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar documentary duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Company or the issuance or sale by the Company of the Securities to be sold by the Company to the Agents hereunder.

(36) Related Party Transactions. There are no business relationships or related party transactions involving the Company or any of its subsidiaries or, to the knowledge of the Company, any other person that are required to be described in the Prospectus that have not been described as required.

(37) No Other Contracts. Other than this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company or any of its subsidiaries or the Agents for a brokerage commission, finder’s fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(38) Proprietary Trading by the Agents. The Company acknowledges and agrees that each Agent has informed the Company that such Agent may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Shares for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by such Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(39) FINRA Matters. All of the information provided to the Agents or to counsel for the Agents by the Company and, to the knowledge of the Company, its officers and directors and the holders of any securities of the Company in connection with letters, filings or other supplemental information provided to the FINRA pursuant to FINRA Conduct Rule 2710 or 2720 is true, complete and correct. To the knowledge of the Company, except as disclosed in the Registration Statement and the Prospectus, no director or officer of the Company has any association with any FINRA member.

(40) Cyber Security. Except as would not, singly or in the aggregate, result in a Material Adverse Effect or as described in the Registration Statement and the Prospectus, (A) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, violation, or other material compromise of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, agents, suppliers, vendors, business partners, any third party data and any other personal, personally identifiable, confidential, business proprietary or regulated data, or other sensitive information maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company or its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), (B) neither the Company nor its subsidiaries have received notice of, and each of them have no knowledge of any vulnerability in the IT Systems and Data that would reasonably be expected to result in a security breach or incident, unauthorized access or disclosure, violation, or other material compromise to their IT Systems and Data, (C) the Company and its subsidiaries have implemented and maintained, and require that their third party vendors implement and maintain, controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data (including in relation to backup and disaster recovery technology) reasonably consistent with prevailing oilfield services industry standards and practices, or as required by applicable regulatory standards and (D) the Company’s and its subsidiaries’ IT Systems and Data are adequate for, and operate and perform in all material respects as required in connection with, the operation of their business as currently conducted and, to the knowledge of Company, are free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have complied, and are presently in material compliance, with all applicable laws or statutes and all applicable and mandatory judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy, security and protection of their IT Systems and Data, including the collection, use, transfer, storage, protection, disposal and disclosure of data, and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect.

(b) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries and delivered to the Agents or to counsel for the Agents shall be deemed a representation and warranty by the Company to the Agents as to the matters covered thereby.

SECTION 6. Sale and Delivery to the Designated Agent; Settlement.

(a) Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon the Designated Agent’s acceptance of the terms of a Placement Notice or upon receipt by the Designated Agent of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Designated Agent, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Company acknowledges and agrees that (i) there can be no assurance that the Designated Agent will be successful in selling Placement Securities, (ii) the Designated Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Securities for any reason other than a failure by the Designated Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 6 and (iii) the Designated Agent shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by the Designated Agent in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b) Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Designated Agent at which such Placement Securities were sold, after deduction for (i) the Designated Agent’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2 hereof, (ii) any other amounts due and payable by the Company to the Designated Agent hereunder pursuant to Section 8(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c) Delivery of Placement Securities. On each Settlement Date and only after the Net Proceeds for the relevant Placement Securities has been received by the Company, the Company will issue the Placement Shares being sold on such date to its transfer agent pursuant to a deed of issue (each, a “Deed of Issue”) and will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting the Designated Agent’s or its designee’s account (provided the Designated Agent shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date and in any event before the execution by the Company of the applicable Deed of Issue, the Designated Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 10(a) hereto, it will (i) hold the Designated Agent harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to the Designated Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d) Denominations; Registration. The Company shall deliver the Securities through the facilities of The Depository Trust Company unless the Designated Agent shall otherwise instruct to the extent permitted under the Company’s’ Articles of Association and applicable law.

(e) Limitations on Offering Size. Under no circumstances shall the Company cause or request the offer or sale of any Securities, if after giving effect to the sale of such Securities, the aggregate offering price of the Securities sold pursuant to this Agreement would exceed the lesser of (A) the Maximum Amount, (B) the amount available for offer and sale under the currently effective Registration Statement, (C) the amount authorized from time to time to be issued and sold under this Agreement by the Company and notified to the Designated Agent in writing and (D) the number of Common Shares that remain available for issuance under the authorized share capital (maatschappelijk kapitaal) of the Company or otherwise reserved from the Company’s authorized share capital. Under no circumstances shall the Company cause or request the offer or sale of any Securities pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company and notified to the Designated Agent in writing and under no circumstances shall the Net Proceeds be the lesser of the aggregate nominal value of the Placement Shares. Further, under no circumstances shall the aggregate offering price of Securities sold pursuant to this Agreement, including any separate underwriting or similar agreement covering principal transactions described in Section 1 of this Agreement, exceed the Maximum Amount.

(f) Black-out Limitations. Notwithstanding any other provision of this Agreement, the Company shall not offer or sell, or instruct each Agent to offer or sell, any Securities through such Agent, as a Designated Agent (and, by notice to the Designated Agent given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Securities prior to the commencement of the periods referenced below), and such Agent shall not be obligated to make any such offer or sale of Securities, (i) during any period in which the Company is in possession of material non-public information or inside information (as defined in the EU Market Abuse Regulation) or (ii) except as provided in Section 6(f)(1) hereof, at any time during the period commencing on the 10th business day prior to the time the Company issues a press release containing, or shall otherwise publicly announce, its earnings, revenues or other operating results for a fiscal period or periods (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K (a “Filing Time”) that includes consolidated financial statements as of and for the same fiscal period or periods, as the case may be, covered by such Earnings Announcement.

(1) If the Company wishes to offer or sell Securities to an Agent, as a Designated Agent, at any time during the period from and including an Earnings Announcement through and including the time that is 24 hours after the corresponding Filing Time, the Company shall first (i) prepare and deliver to such Designated Agent (with a copy to counsel to the Agents) a Current Report on Form 8-K that includes substantially the same financial and related information (together with management’s discussion and analysis thereof) that was included in such Earnings Announcement (other than any earnings projections and similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agents, and, prior to its filing, obtain the written consent of the Agents to such filing (which consent shall not be unreasonably withheld or delayed), (ii) provide the Agents with the officers’ certificate, opinions and letters of counsel and accountants’ letter specified in Section 7(o), (p) and (q), respectively, hereof, (iii) afford the Agents the opportunity to conduct a due diligence review in accordance with Section 7(m) hereof prior to filing such Earnings 8-K and (iv)

file such Earnings 8-K with the Commission, then the provision of clause (ii) of Section 6(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, opinion or letter of counsel or accountants’ letter pursuant to this Section 6(f) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions and letters of counsel and accountants’ letters as provided in Section 7(o), (p) and (q), respectively, hereof, and (B) this Section 2(j) shall in no way affect or limit the operation of clause (i) of Section 6(f) hereof, which shall have independent application.

SECTION 7. Covenants of the Company. The Company covenants with the Agents as follows:

(a) Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by the Agents under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), (i) the Company will notify the Agents promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Agents’ request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agents’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by the Agents (provided, however, that the failure of the Agents to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to the Agents within a reasonable period of time before the filing and the Agents has not reasonably objected thereto (provided, however, that the failure of the Agents to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Agents’ right to rely on the representations and warranties made by the Company in this Agreement) and the Company will furnish to the Agents at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act).

(b) Notice of Commission Stop Orders. The Company will advise the Agents, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes, or of any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement or if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Securities. The Company will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c) Delivery of Registration Statement and Prospectus. The Company will furnish to the Agents and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus, and any Issuer Free Writing Prospectuses, that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as the Agents may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to the Agents will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities (including, without limitation, pursuant to Rule 172), any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Agents or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Company will promptly notify the Agents to suspend the offering of Placement Securities during such period and the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Agents such number of copies of such amendment or supplement as the Agents may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted, conflicts or would conflict with the information contained in the Registration Statement or the Prospectus or included, includes or would include an untrue statement of a material fact or omitted, omits or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances, prevailing at that subsequent time, not misleading, the Company will promptly notify the Agents to suspend the offering of Placement Securities during such period and the Company will, subject to Section 7(a) hereof, promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(e) Blue Sky and Other Qualifications. The Company will promptly from time to time take such action as the Agents may reasonably request to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Agents may request and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Company shall not be obligated to (i) file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, (ii) produce any new disclosure document except as may be required by the laws of such jurisdiction, or (iii) subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f) Rule 158. The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to its securityholders as soon as reasonably practicable an earnings statement for the purposes of, and to provide to the Agents the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

(g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h) Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by the Agents under the Securities Act with respect to a pending sale of the Placement Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i) Filings with the NYSE. The Company will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j) Reporting Requirements. The Company, during any period when the Prospectus is required to be delivered under the Securities Act and the Exchange Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(k) Notice of Other Sales. During each period commencing on the date of each Placement Notice and ending after the close of business on the Settlement Date for the related transaction, the Company will not, without (i) giving the Agents at least three (3) business days’ prior written notice specifying the nature of the proposed sale and the date of such proposed sale and (ii) the Agents suspending activity under this program for such period of time as requested by the Company or as deemed appropriate by the Agents in light of the proposed sale, (A) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise transfer or dispose of, directly or indirectly, any Common Shares or securities convertible into or exchangeable or exercisable for or repayable with Common Shares, or file any registration statement under the Securities Act with respect to any of the foregoing (other than a shelf registration statement under Rule 415 under the Securities Act, a registration statement on Form S-8 or post-effective amendment to the Registration Statement) or (B) enter into any swap or other agreement or any transaction that transfers in whole or in part, directly or indirectly, any of the economic consequence of ownership of the Common Shares, or any securities convertible into or exchangeable or exercisable for or repayable with Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (w) the Common Shares to be offered and sold through the Agents pursuant to this Agreement, (x) Common Shares issuable pursuant to any Company dividend reinvestment plan, as amended or replaced from time to time, (y) equity incentive awards approved by the Board of Directors or the compensation committee thereof or the issuance of Common Shares upon exercise thereof, and (z) the issuance of Securities in connection with an acquisition, merger or sale or purchase of assets.

(l) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Securities, advise the Agents promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Agents pursuant to this Agreement.

(m) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Agents or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior officers, during regular business hours and at the Company’s principal offices, as the Agents may reasonably request.

(n) Disclosure of Sales. The Company will disclose in its quarterly reports on Form 10-Q and in its annual report on Form 10-K the number of Placement Securities sold through the Agents, the Net Proceeds to the Company and the compensation payable by the Company to the Agents with respect to such Placement Securities.

(o) Representation Dates; Certificate. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement and:

(1) each time the Company:

(i) files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement (but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities);

(ii) files an annual report on Form 10-K under the Exchange Act;

(iii) files a quarterly report on Form 10-Q under the Exchange Act; or

(iv) files a report on Form 8-K containing amended financial information (other than an earnings release, to “furnish” information pursuant to Items 2.02 or 7.01 of Form 8-K) under the Exchange Act; and

(2) at any other time reasonably requested by the Agents (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iv) and any time of request pursuant to this Section 7(o) shall be a “Representation Date”), the Company shall furnish the Agents with a certificate, in the form attached hereto as Exhibit E within three (3) Trading Days of any Representation Date. The requirement to provide a certificate under this Section 7(o) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Securities following a Representation Date when the Company relied on such waiver and did not provide the Agents with a certificate under this Section 7(o), then before the Company delivers the Placement Notice or the Agents sells any Placement Securities, the Company shall provide the Agents with a certificate, in the form attached hereto as Exhibit E, dated the date of the Placement Notice.

(p) Legal Opinions. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause to be furnished to the Agents a written opinion of (i) Vinson & Elkins LLP, counsel for the Company (“Company Counsel”), and (ii) NautaDutilh N.V., Dutch counsel for the Company (“Dutch Counsel”), or other counsel satisfactory to the Agents, in form and substance satisfactory to the Agents and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibit D-1 and D-2, respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions for subsequent Representation Dates, counsel may furnish the Agents with a letter (a “Reliance Letter”) to the effect that the Agents may rely on a prior opinion delivered under this Section 7(p) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date).

(q) Comfort Letter. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Company shall cause its independent accountants (and any other independent accountants whose report is included in the Registration Statement or the Prospectus) to furnish the Agents letters (the “Comfort Letters”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to the Agents, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(r) Opinion of Counsel for the Agents. On or prior to the date that the first Securities are sold pursuant to the terms of this Agreement, and within three (3) Trading Days of each Representation Date with respect to which the Company is obligated to deliver a certificate in the form attached hereto as Exhibit E for which no waiver is applicable, the Agents shall have received the favorable written opinion or opinions of Davis Polk & Wardwell LLP, counsel for the Agents, dated such date, with respect to such matters as the Agents may reasonably request.

(s) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than the Agents; provided, however, that the Company may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Company during the three (3) Trading Days before or after any sale of any Securities pursuant to this Agreement.

(t) Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(u) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations would not reasonably be expected to have a Material Adverse Effect.

(v) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(w) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(x) No Offer to Sell. Other than a free writing prospectus (as defined in Rule 405 under the Securities Act) approved in advance in writing by the Company and each Agent in its capacity as principal or agent hereunder, the Company (including its agents and representatives, other than each Agent in its capacity as such) will not, directly or indirectly, make, use, prepare, authorize, approve or refer to any free writing prospectus relating to the Securities to be sold by such Agent as principal or agent hereunder.

(y) Sarbanes-Oxley Act. The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(z) Regulation M. If the Company has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Company or the Common Shares, it shall promptly notify the Agents and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(aa) Sales Through Agents. With respect to the offering and sale of the Placement Securities pursuant to this Agreement, the Company agrees that any offer to sell Securities, any solicitation of an offer to buy Securities, and any sales of Securities shall only be effected by or through a single Agent on any single given day, and the Company shall in no event request that more than one Agent offer or sell Placement Securities pursuant to this Agreement on the same day.

SECTION 8. Payment of Expenses.

(a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to the Agents of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to the Agents, including any stock or other transfer taxes and any capital duties, stamp duties or other similar documentary duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to the Agents, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Company, (v) the qualification or exemption of the Placement Securities under securities laws in accordance with the provisions of Section 7(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Agents in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto (not to exceed $10,000), (vi) the printing and delivery to the Agents of copies of any permitted Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Agents to investors, (vii) the preparation, printing and delivery to the Agents of copies of the Blue Sky Survey and any Canadian “wrapper” and any supplements thereto, (viii) the fees and expenses of the Custodian and the transfer agent and registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Agents in connection with, the review by FINRA of the terms of the sale of the Securities (not to exceed $10,000), (x) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, (xi) the reasonable out-of-pocket fees and disbursements of counsel for the Agents incurred by the Agents in connection with the transactions contemplated by this Agreement, up to an aggregate amount of $50,000, and (xii) if Securities having an aggregate offering price of at least $25,000,000 have not been offered and sold under this Agreement by May 1, 2024 (or such earlier date at which the Company terminates this Agreement) (the “Determination Date”), the Company shall reimburse the Agents for all of their reasonable out-of-pocket expenses not otherwise reimbursed pursuant to Section 8(a)(xi) (all of the foregoing Section 8(a)(i) to Section 8(a)(xii), the “Expenses”); provided, however, that the Company shall not be obligated to reimburse any such Expenses in excess of $75,000 in the aggregate. The Expenses shall be due and payable by the Company to the Agents within five (5) business days of the Determination Date.

SECTION 9. Conditions of the Agents’ Obligations. The obligations of the Agents hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Company contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or any Issuer Free Writing Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus and any Issuer Free Writing Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Material Misstatement or Omission. The Agents shall not have advised the Company that the Registration Statement or Prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agents’ reasonable opinion is material, or omits to state a fact that in the Agents’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(e) Opinion of Counsel for Company. The Agents shall have received the favorable opinions of Company Counsel and Dutch Counsel required to be delivered pursuant to Section 7(p) on or before the date on which such delivery of such opinions is required pursuant to Section 7(p).

(f) Representation Certificate. The Agents shall have received the certificate required to be delivered pursuant to Section 7(o) on or before the date on which delivery of such certificate is required pursuant to Section 7(o).

(g) Accountant’s Comfort Letter. The Agents shall have received the Comfort Letter required to be delivered pursuant Section 7(q) on or before the date on which such delivery of such opinion is required pursuant to Section 7(q).

(h) Approval for Listing. The Placement Securities shall either have been (i) approved for listing on NYSE, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.

(i) No Objection. Prior to the issuance of any Placement Notice, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements, if applicable.

(j) No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(k) Additional Documents. On each date on which the Company is required to deliver a certificate pursuant to Section 7(o), counsel for the Agents shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(l) Securities Act Filings Made. All filings with the Commission required by Rule 424 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424.

(m) Termination of Agreement. If any condition specified in this Section 9 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Agents by notice to the Company, and such termination shall be without liability of any party to any other party except as provided in Section 8 hereof and except that, in the case of any termination of this Agreement, Sections 5, 81, 10, 11, 12, 15 and 23 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Indemnification.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Agent, its affiliates (as such term is defined in Rule 501(b) of the Securities Act), and each person, if any, who controls such Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 430B, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto);

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 10(d) below) any such settlement is effected with the written consent of the Company; and

[1]	NTD: To clarify that expenses under 8(a) are payable if terminated, now that 8(b) has been removed.

(iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by such Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent Information.

(b) Indemnification by the Agents. Each Agent, severally but not jointly, agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 10, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), any Issuer Free Writing Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information. It is being understood and agreed that the only such information furnished by the Agents to the Company is the Agent information under the caption “Plan of Distribution (Conflicts of Interest)” in the Prospectus.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to the Agents and each person, if any, who controls the Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by each Agent who is an indemnified party (and shall be reasonably acceptable to the Company); and counsel to the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Company (and shall be reasonably acceptable to the Agents). An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Agents and each person, if any, who controls the Agents within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 10 or Section 11 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 10(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 11. Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the applicable Agent on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the applicable Agent on the other hand in connection with the statements or omissions.

The relative benefits received by the Company on the one hand and the applicable Agent on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total commissions received by the applicable Agent, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Company on the one hand and the applicable Agent on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the applicable Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Agents agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 11, an Agent shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities sold through or to it pursuant to this Agreement were offered to the public exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 11, each person, if any, who controls an Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Agent, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.

SECTION 12. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of an Agent or a controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to an Agent.

SECTION 13. Termination of Agreement.

(a) Termination; General. Each Agent may terminate this Agreement, solely with respect to its rights and obligations hereunder, by notice to the Company, as hereinafter specified at any time (i) if there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of such Agent, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe, or (iv) if a banking moratorium has been declared by either Federal or New York authorities. For the avoidance of doubt, the termination by one Agent of its rights and obligations under this Agreement pursuant to this Section shall not affect the rights and obligations of the other Agent under this Agreement.

(b) Termination by the Company. The Company shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(c) Termination by the Agents. Each Agent shall have the right, solely with respect to its rights and obligations hereunder, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d) Automatic Termination. Unless earlier terminated pursuant to this Section 13, this Agreement shall automatically terminate upon the issuance and sale of all of the Placement Securities through the Agents on the terms and subject to the conditions set forth herein with an aggregate sale price equal to the amount set forth in Section 1 of this Agreement.

(e) Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 13(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f) Effectiveness of Termination. Any termination of this Agreement shall be effective with respect to the applicable parties on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the applicable Agents or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g) Liabilities. If this Agreement is terminated pursuant to this Section 13, such termination shall be without liability of any party to any other party except as provided in Section 8 hereof, and except that, in the case of any termination of this Agreement, Section 5, Section 10, Section 11, Section 12, Section 15 and Section 22 hereof shall survive such termination and remain in full force and effect.

SECTION 14. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Wells Fargo Securities shall be directed to Wells Fargo Securities at Wells Fargo Securities, LLC, 500 West 33rd Street, New York, New York 10001, fax no. (212) 214-5918, Attention of Equity Syndicate Department and to BofAS at One Bryant Park, New York, New York 10036, Attention: Syndicate Department with a copy to ECM Legal (email: dg.atm_execution@bofa.com); notices to the Company shall be directed to it at c/o Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040, fax no. (713) 328-2152, Attention of General Counsel.

SECTION 15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that an Agent is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Agent of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that an Agent is a Covered Entity or a BHC Act Affiliate of such Agent becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Agent are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

SECTION 16. Parties. This Agreement shall inure to the benefit of and be binding upon the Agents, the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Agents shall be deemed to be a successor by reason merely of such purchase.

SECTION 17. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 18. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 19. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

SECTION 21. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Commission” means the Securities and Exchange Commission.

“Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject including, without limitation, all Subject Instruments.

“Covered Entity” means any of (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b), or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“GAAP” means generally accepted accounting principles.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show” that is a “written communication” within the meaning of Rule 433(d)(8)(i) whether or not required to be filed with the Commission, or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, and all free writing prospectuses that are listed in Exhibit F hereto, in each case in the form furnished (electronically or otherwise) to the Agents for use in connection with the offering of the Securities.

“Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

“NYSE” means the New York Stock Exchange.

“Preference Shares” means the Company’s preference shares, par value €0.02 per share.

“Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424(b),” “Rule 430B,” “Rule 433” and “Rule 462(b)” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Subject Instruments” means the Seventh Amended and Restated Credit Agreement, dated as of June 19, 2018, as amended, supplemented or restated, the indentures governing the Series B 4.11% senior notes due 2023, Series A 4.09% due 2026, Series B 4.38% due 2028 and all other instruments, agreements and documents filed or incorporated by reference as exhibits to the Registration Statement pursuant to Rule 601(b)(10) of Regulation S-K of the Commission; provided that if any instrument, agreement or other document filed or incorporated by reference as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not included as part of such exhibit (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such instrument, agreement or other document, as the case may be, in its entirety, including any portions thereof which shall have been so redacted, deleted or otherwise not filed.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act of 1950, as amended, and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, and the regulations promulgated thereunder.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; all references in this Agreement to any Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectuses that, pursuant to Rule 433, are not required to be filed with the Commission) shall be deemed to include the copy thereof filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to the Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by the Agents outside of the United States.

SECTION 22. Permitted Free Writing Prospectuses. The Company represents, warrants and agrees that, unless it obtains the prior consent of the Agents, and the Agents represents, warrants and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Agents or by the Company, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents and warrants that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. For the purposes of clarity, the parties hereto agree that all free writing prospectuses, if any, listed in Exhibit F hereto are Permitted Free Writing Prospectuses.

SECTION 23. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(c) Each Agent is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and each Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not such Agent has advised or is advising the Company on other matters, and such Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(d) the public offering price of the Securities set forth in this Agreement was not established by the Agents;

(e) it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(f) Each Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(g) it is aware that each Agent and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and such Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(h) it waives, to the fullest extent permitted by law, any claims it may have against each Agent for breach of fiduciary duty or alleged breach of fiduciary duty in connection with this Agreement and agrees that such Agent shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Company, employees or creditors of Company.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents and the Company in accordance with its terms.

Very truly yours,

Core Laboratories N.V.

By: Core Laboratories International B.V., its sole managing director

By:	/s/ Jacobus Schouten
Name: Jacobus Schouten
Title: Managing Director

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CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By:	/s/ Elizabeth Alvarez
Name: Elizabeth Alvarez
Title: Managing Director

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CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC.

By:	/s/ Eric Coghlin
Name: Eric Coghlin
Title: Managing Director

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EXHIBIT A

FORM OF PLACEMENT NOTICE

From :	Core Laboratories N.V.

Cc:	[•]

To:	[BofA Securities, Inc. One Bryant Park New York, New York 10036]

[Wells Fargo Securities, LLC 500 West 33rd Street New York, New York 10001]

[Each Placement Notice may only be issued to one Designated Agent.]

Subject: Equity Distribution—Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement, by and among Core Laboratories N.V. (the “Company”), Wells Fargo Securities, LLC (“Wells Fargo Securities”) and BofA Securities, Inc. (“BofAS”), dated June 9, 2022 (the “Agreement”), I hereby request on behalf of the Company that:

[Wells Fargo Securities][BofAS] sell up to [•] common shares, par value €0.02 per share (the “Common Shares”), of the Company at a minimum market price of $[•] per share.

The daily issuance of the above referenced Common Shares should not represent any more than [•]% of the Company’s average daily trading volume on any given day, and should be issued between [•], 20[•] and [•], 20[•].

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS SPECIFIC DATES ON WHICH THE SHARES MAY NOT BE SOLD, THE MANNER IN WHICH SALES ARE TO BE MADE BY WELLS FARGO SECURITIES AND/OR BOFAS AND/OR THE CAPACITY IN WHICH WELLS FARGO SECURITIES AND/OR BOFAS MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT OR BOTH)]

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EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

Wells Fargo Securities, LLC

•	James Peery

(713) 346-2710

james.peery@wellsfargo.com

•	J.C. Hernandez

(713) 319-1913

hernanjc@wellsfargo.com

•	Juan Martinez

(713) 346-2840

juan.a.martinez@wellsfargo.com

•	Nicholas Groomes

(212) 214-6153

nicholas.groomes@wellsfargo.com

•	Holleman Hughes

(212) 214-0067

holleman.hughes@wellsfargo.com

•	Sharkey Carey

(212) 214-6378

ethan.carey@wellsfargo.com

BofA Securities, Inc.

•	Chris Nesmith

(713) 759-2519

christopher.nesmith@bofa.com

•	Jeffrey Kopp

(713) 759-2596

jeffrey.kopp@bofa.com

•	Madelyn Carlson

(713) 759-2526

madelyn.carlson@bofa.com

•	Eric Coghlin

(646) 855-7598

eric.coghlin@bofa.com

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•	Lillian Guo

(646) 855-8436

lillian.guo@bofa.com

•	Catherine Sawkins

(646) 855-9981

catherine.sawkins@bofa.com

•	Eli Gordon

(646) 855-9957

eli.m.gordon@bofa.com

•	Justin McNamee

(646) 855-3082

justin.mcnamee@bofa.com

Company

•	Lawrence Bruno

•	Christopher S. Hill

•	Mark D. Tattoli

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EXHIBIT C

COMPENSATION

An Agent shall be paid compensation equal to up to 2% of the gross proceeds from the sales of Securities by such Agent pursuant to the terms of this Agreement.

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EXHIBIT D-1

FORM OF OPINION OF COMPANY COUNSEL

(i) No Conflicts. The execution, delivery and performance of the Equity Distribution Agreement by the Company, will not violate the Notes Purchase Agreements or the Credit Agreement or federal law that would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Company to consummate the transactions provided for in the Equity Distribution Agreement; provided, however, that no opinion is expressed pursuant to this paragraph with respect to federal or state securities laws and other anti-fraud laws.

(ii) No Consents. No consent, approval, authorization, order, registration or qualification under federal law is required in connection with the offering, issuance or sale by the Company of the Shares, the execution, delivery and performance of the Equity Distribution Agreement by the Company, or the consummation of the transactions contemplated by the Equity Distribution Agreement except (i) for such consents, approvals and similar authorizations required under the Act, the Exchange Act, and state securities or “Blue Sky” laws, as to which we express no opinion, (ii) for such consents which have been obtained or made, (iii) for such consents which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iv) as disclosed in the Prospectus.

(iii) Effectiveness of Registration Statement. The Registration Statement became automatically effective under the Act upon filing on August 13, 2020; any required filing of the Prospectus, and any supplements thereto or to the Registration Statement, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to our knowledge, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or threatened.

(iv) Form of Registration Statement and Prospectus. The Registration Statement and the Prospectus, when filed with the Commission pursuant to Rule 424(b) and on the date of such opinion, were, on their face, appropriately responsive, in all material respects, to the requirements of the Act, except that in each case we express no opinion with respect to the financial statements or other financial and statistical data derived from the financial statements contained in or omitted from the Registration Statement or the Prospectus.

(v) Descriptions and Summaries. The statements included in the Registration Statement and the Prospectus under the captions “Material U.S. Federal Income Tax Considerations,” insofar as they purport to constitute a summary of United States federal income tax law and regulations or legal conclusions with respect thereto, constitutes a fair summary of the matters described therein in all material respects, subject to the assumptions and qualifications set forth therein.

(vi) Investment Company. The Company is not, and after giving effect to the offering and sale of the Shares as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act.

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EXHIBIT D-2

FORM OF OPINION OF DUTCH COUNSEL

Incorporation and Corporate Status

1.	The Company has been duly incorporated as a besloten vennootschap met beperkte aansprakelijkheid and is validly existing as a naamloze vennootschap.

Corporate Power

2.

The Company has the corporate power to (i) enter into the Equity Distribution Agreement and each Deed of Issue and to perform its obligations thereunder, (ii) issue the Shares pursuant to each Deed of Issue, and (iii) exclude pre-emption rights (voorkeursrechten) with respect to such issuance of Shares, (iv) publicly file the Registration Statement and the Prospectus Supplement with the SEC and (v) have the Shares admitted to listing and trading on the New York Stock Exchange. The Company does not violate any provision of its Articles of Association by (i) entering into the Equity Distribution Agreement or any Deed of Issue or by performing its obligations thereunder, (ii) issuing the Shares pursuant to each Deed of Issue, and (iii) excluding pre-emption rights (voorkeursrechten) with respect to such issue of Shares, (iv) publicly filing the Registration Statement and the Prospectus Supplement with the SEC or (v) having the Shares admitted to listing and trading on the New York Stock Exchange.

Corporate Action

3.

The Company has taken all corporate action required by its Articles of Association and Dutch law in connection with (i) entering into the Equity Distribution Agreement and any Deed of Issue and the performance of its obligations thereunder, (ii) issuing the Shares pursuant to each Deed of Issue, and (iii) excluding pre-emption rights (voorkeursrechten) with respect to such issue of Shares, (iv) publicly filing the Registration Statement and the Prospectus Supplement with the SEC or (v) having the Shares admitted to listing and trading on the New York Stock Exchange.

Valid Signing

4.	The Equity Distribution Agreement has been validly signed on behalf of the Company.

Shares

5.

On each Settlement Date, subject to receipt by the Company of payment in full for the relevant Shares as provided for in the Equity Distribution Agreement and the relevant Deed of Issue, and when issued and accepted in accordance with the Equity Distribution Agreement, the relevant Deed of Issue, and the Resolutions, the Shares referred to in the relevant Deed of Issue as being issued will be validly issued, fully paid and non-assessable.

Pre-emption Rights

6.	The pre-emption rights (voorkeursrechten) with respect to the issuance of the Shares have been validly excluded.

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Authorized Share Capital

7.

The authorized share capital (maatschappelijk kapitaal) of the Company amounts to EUR 4,120,000.00 divided into 200,000,000 ordinary with a nominal value of EUR 0.02 each and 6,000,000 preferred shares with a nominal value of EUR 0.02 each.

Choice of Law

8.

The choice of the laws of the State of New York to govern the obligations of the Company under the Equity Distribution Agreement is recognized under Dutch law and will be given effect to by the Dutch courts.

9.

The choice of Dutch law to govern the obligations of the Company under each Deed of Issue is a legal, valid and binding choice of law, which is recognized under Dutch law and will be given effect to by the Dutch courts.

Enforceability of Obligations

10.

The obligations of the Company under each Deed of Issue, when duly executed, will constitute the legal, valid, and binding obligations of the Company, enforceable against it in the Netherlands in accordance with their respective terms.

No Violation of Law

11.

The (i) entering into of the Equity Distribution Agreement or any Deed of Issue by the Company and the performance by the Company of its obligations thereunder, (ii) issuance of Shares pursuant to any Deed of Issue, (iii) public filing of the Registration Statement and the Prospectus Supplement with the SEC and (iv) admission to listing and trading of the Shares on the New York Stock Exchange, in each case by the Company, does not in itself result in a violation of Dutch law.

No Authorisations, Consents or Approvals

12.

No authorisation, consent, approval, licence or order from, notice to or filing with any regulatory or other authority or governmental body of the Netherlands is required by the Company in order to allow it, under Dutch law, to (i) enter into the Equity Distribution Agreement or any Deed of Issue and the performance of its obligations thereunder, (ii) issue the Shares pursuant to each Deed of Issue, (iii) exclude pre-emption rights (voorkeursrechten) with respect to such issue of Shares, (iv) publicly file the Registration Statement and the Prospectus Supplement with the SEC and (v) obtain admission to listing and trading of the Shares on the New York Stock Exchange.

No Immunity

13.

The Company does not enjoy any right of immunity from legal proceedings in the Netherlands in relation to the Equity Distribution Agreement or any Deed of Issue, it cannot claim immunity from the enforcement of judgments of Dutch courts and its assets located in the Netherlands do not enjoy immunity from attachment or enforcement in the Netherlands.

Fair Summary

14.

The statements contained in the Prospectus Supplement under the heading “Material Netherlands Income and Estate Tax Considerations” constitute a fair summary of the matters of Dutch tax law referred to therein as per the date of the Prospectus Supplement and subject to the introduction and exceptions in the first paragraphs of that statement under the caption “Scope of Discussion.”

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15.

The statements made in the Prospectus Supplement under the caption “Description of Share Capital”, to the extent they do not relate to factual statements, (i) in respect of Dutch law, provide fair summaries of the relevant matters of Dutch law and (ii) in respect of the Articles of Association, provide fair summaries of the relevant provisions of the Articles of Association, as the case may be, and as referred to therein, as of the date of the Prospectus Supplement.

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EXHIBIT E

OFFICER’S CERTIFICATE

The undersigned, the duly qualified and elected Chief Financial Officer of Core Laboratories N.V., a public company with limited liability (naamloze vennootschap) incorporated under Dutch law (“Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(o) of the Equity Distribution Agreement dated June 9, 2022 (the “Agreement”), by and among the Company, Wells Fargo Securities, LLC and BofA Securities, Inc. (together, the “Agents”), that to the knowledge of the undersigned:

(a) The representations and warranties of the Company in SECTION 5. of the Agreement (i) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Effect (as defined therein), are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (ii) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(b) The Company has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by the Agents).

Vinson & Elkins LLP, NautaDutilh N.V., and Davis Polk & Wardwell LLP are entitled to rely on this Certificate in connection with the opinions such firms are rendering pursuant to Sections 7(p) and 7(r), respectively, of the Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, I have signed my name hereunto on the date first written above.

CORE LABORATORIES N.V.

By:
Name: Christopher S. Hill
Title: Chief Financial Officer

EXHIBIT F

ISSUER FREE WRITING PROSPECTUSES

None.